PROMISSORY NOTE

$2,700,000 September 22, 2023

FOR VALUE RECEIVED, the undersigned, **TicketSmarter, Inc.**, a Nevada Corporation, ("Borrower"), with the mailing address of 7007 College Blvd., Suite 100, Overland Park, Kansas 66211, promises to pay to the order of the **Jeff Goodman and Heather Goodman Joint Revocable Trust** ("Lender") at 11901 W. 168th Street, Overland Park, Kansas 66221, or at such other place or places as may be hereafter designated from time to time by the holder hereof, the principal sum of **Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000)**, together with interest from the date hereof on the whole of said principal sum that has been advanced and remains outstanding and unpaid hereunder (computed on the basis of a three hundred sixty (360) day year and charged on the actual number of days principal is outstanding) at the rate of **Thirteen and One Quarter Percent (13.25%)** per annum prior to an Event of Default (defined below) and at the Default Rate (defined below) upon the occurrence of any Event of Default.

Proceeds from the loan evidenced hereby shall be used solely by Borrower for the payment of debts and obligations of Borrower as set forth on Exhibit A hereto. Additional utilization of the proceeds of this Promissory Note, or any deviations from the payment of the debts and obligations set forth on Exhibit A, shall be approved in each case by Lender and Borrower's President, Stanton E. Ross, in writing.

This Promissory Note (the "Note") shall be due and payable as follows:

Payments of principal and accrued interest shall be paid by Borrower to Lender on the outstanding principal balance in monthly principal payments of **Fifty-Four Thousand and No/100 Dollars ($54,000.00)** each, together with accrued interest, commencing on January 2, 2024 and continuing on the second day of each succeeding month thereafter for Fifty (50) weeks until the principal is paid in full, without notice or demand.

The principal balance of this Note and any interest accrued thereon may be prepaid in whole or in part at any time during the term hereof without penalty or premium. All payments under this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts. Payments of principal and interest shall be made in person, in good funds, to Lender at the address set forth above or at any other place the Lender shall notify Borrower.

All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically

or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower. Borrower affirms that the indebtedness evidenced hereby is being incurred, and that the proceeds thereof shall be used, solely for business purposes.

Borrower waives demand, presentment, demand for payment, protest, notices of protest, nonpayment and dishonor, and all other notices. Borrower shall pay to Lender all costs, expenses, charges, disbursements and attorneys' fees incurred by Lender in connection with collecting the indebtedness evidenced hereby or in collecting, enforcing or protecting this Note, whether incurred in or out of court, including probate proceedings, appeals and bankruptcy proceedings. The remedies provided herein are in addition to any remedies otherwise provided by law.

Borrower acknowledges and agrees that time is of the essence hereof.

Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any monetary amount payable hereunder when the same is due; (b) the death of, insolvency of, the appointment of a receiver by or on behalf of, the assignment for the benefit of creditors by or on behalf of, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law against, Borrower; (c) Borrower is dissolved or fails to maintain its legal existence; (d) any failure to timely observe or perform any covenant, agreement or condition of this Note; (e) the failure of any representation or warranty contained in this Note, to be true and accurate on the date hereof; or (f) the employment of Jeffery Goodman as Chief Executive Officer of Borrower is terminated without Cause, as defined in the Executive Employment Agreement dated August 31, 2021. Notwithstanding anything to the contrary contained herein, Borrower shall have a ten (10) day right to cure period, after written notice to Borrower from Lender specifying an alleged default, to cure any default for any payments called for under the terms of this Note. Borrower shall additionally have a thirty (30) day right to cure period, after written notice to Borrower from Lender specifying an alleged default, to cure any Event of Default that cannot be cured solely by the payment of money.

Upon the occurrence of any Event of Default that is not cured as provided herein, including a default in payment of the principal and interest as required herein, or at any time thereafter when any Event of Default may continue, Lender may, at its option and in its sole discretion, declare the entire balance of this Note, all accrued interest, costs, expenses, charges, disbursements and fees payable by Borrower hereunder and any other indebtedness evidenced hereby to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Borrower or any other person, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding.

Upon the occurrence of an Event of Default that is not cured as provided herein, all payments from Borrower to Lender shall be applied, in such order and manner as Lender elects in its sole discretion, in reduction of costs, expenses, charges, disbursements and fees payable by

Borrower hereunder, in reduction of interest due on unpaid principal or in reduction of principal.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys' fees and costs incurred by Lender in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

This Note has been delivered to Lender and accepted by Lender in the State of Kansas and shall be governed and construed generally according to the laws of said State. Venue of any action brought pursuant to this Note, or relating to the indebtedness evidenced hereby, shall, at the election of Lender, be in (and if any such action is originally brought in another venue, such action shall, at the election of Lender, be transferred to) a State or Federal court of appropriate jurisdiction located in or having jurisdiction over Johnson County, Kansas. Borrower and Lender each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process described in the Kansas or Federal Rules of Civil Procedure. Borrower and Lender each waives any right to claim that any such court is an inconvenient forum or any similar defense.

If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, limited liability companies, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note.

LENDER AND BORROWER HEREBY AGREE TO TRIAL BY COURT AND IRREVOCABLY WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING (INCLUDING BUT NOT LIMITED TO ANY COUNTERCLAIM) ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS NOTE, THE RELATIONSHIP CREATED THEREBY, OR THE ORIGINATION, ADMINISTRATION OR ENFORCEMENT OF THE INDEBTEDNESS EVIDENCED AND/OR SECURED BY THIS NOTE.

THIS DOCUMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN SUCH PARTIES. THIS DOCUMENT MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES. ANY ADDITIONAL TERMS OF THE CREDIT AGREEMENT BETWEEN SUCH PARTIES ARE SET FORTH BELOW.

THERE ARE NO UNWRITTEN ORAL CREDIT AGREEMENTS BETWEEN SUCH PARTIES.

Executed by the undersigned Borrower the year and day first above written.

TICKETSMARTER, INC., a Nevada corporation

By: ________________________________
Name: Stanton E. Ross
Title: President, Chairman of the Board